UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2010

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

Advanced Micro Devices, Inc.’s (the “Company”) 2010 Annual Meeting of Stockholders (the “Annual Meeting”) was held on April 29, 2010. The following are the results of the voting on the proposals submitted to stockholders at the Annual Meeting.

Proposal No. 1: Election of Directors. The following individuals were elected to the Company’s Board of Directors:

Name	For	Against	Abstain	Broker Non-Votes
W. Michael Barnes	384,724,283	3,847,507	2,524,477	118,992,895
John E. Caldwell	292,142,422	96,203,970	2,749,875	118,992,895
Bruce L. Claflin	384,884,078	3,729,903	2,482,286	118,992,895
Craig A. Conway	375,967,353	6,890,232	8,238,682	118,992,895
Nicholas M. Donofrio	365,477,066	17,270,145	8,349,056	118,992,895
H. Paulett Eberhart	323,625,906	59,250,407	8,219,954	118,992,895
Derrick R. Meyer	386,372,950	3,521,426	1,201,891	118,992,895
Waleed Al Mokarrab Al Muhairi	385,556,574	4,153,594	1,386,099	118,992,895
Robert B. Palmer	381,753,539	6,981,770	2,360,958	118,992,895

Proposal No. 2: The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2010 was approved.

For: 497,980,636

Against: 9,250,414

Abstain: 2,858,112

Broker Non-Votes: 0

Proposal No. 3: The proposal to approve the amendment of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan, as set forth in the Company’s 2010 proxy statement filed with the Securities and Exchange Commission on March 5, 2010, was approved.

For: 337,767,948

Against: 50,517,342

Abstain: 2,810,977

Broker Non-Votes: 118,992,895

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2010	ADVANCED MICRO DEVICES, INC.

	By:	/s/ FAINA MEDZONSKY
	Name:	Faina Medzonsky
	Title:	Assistant Secretary